As filed with the Securities and Exchange Commission on July 27, 2018 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Electric Company
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

14-0689340
(I.R.S. Employer Identification No.)

41 Farnsworth Street
Boston, MA 02210
(Address of Principal Executive Offices)

GE Retirement Savings Plan
(Full Title of the Plan)

Christoph A. Pereira
Vice President, Chief Corporate, Securities and Finance Counsel
General Electric Company
41 Farnsworth Street
Boston, MA 02210
(Name and Address of Agent for Service)

(617) 443-3000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration Fee
Title of Securities to be registered	Registered (1)	Share (2)	Price (2)	(3)
Common Stock, $0.06 par value per share (1)	100,000,000	$12.99	$1,299,000,000	$161,725.50

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act. The maximum offering price per share is based on the average of the high and low prices of the Common Stock of General Electric Company as reported on the New York Stock Exchange on July 24, 2018.

(3)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001245 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company,” “GE” or the “Registrant”), relating to 100,000,000 shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”), to be offered and sold under the GE Retirement Savings Plan (formerly known as the GE Savings and Security Program) (the “Plan”), which are in addition to the 200,000,000 shares of Common Stock previously registered on the Company’s Registration Statements on Form S-8 on November 8, 2011 and February 28, 2014, respectively, which each registered 100,000,000 shares of Common Stock (SEC file numbers 333-177805 and 333-194243, respectively) (the “Prior Registration Statements”).

This Registration Statement on Form S-8 is filed by the Plan with respect to an indeterminate amount of interests in the Plan.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits
Exhibit
No.	Description
4.1	The Restated Certificate of Incorporation of GE (Incorporated by reference to Exhibit 3(i) to GE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013), as amended by the Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated December 3, 2015), as further amended by the Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated January 20, 2016) and as further amended by the Certificate of Change (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated September 1, 2016) (in each case, under SEC file number 001-00035)
4.2	The By-Laws of GE, as amended and restated on June 9, 2017 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K dated June 12, 2017) (SEC file number 001-00035)
5.1	Opinion of Gibson, Dunn & Crutcher LLP*
5.2	IRS determination letter dated April 24, 2014 relating to the GE Retirement Savings Plan (Incorporated by reference to Exhibit 5.2 of GE’s Form S-8 dated March 2, 2015) (SEC file number 333-202435)**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to General Electric Company’s Form 10-K for the fiscal year ended December 31, 2017*
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to the Plan’s Form 11-K for the fiscal year ended December 31, 2017*
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1	Power of Attorney of General Electric Company*
24.2	Power of Attorney of Plan Fiduciary relating to the Plan*

*	Filed herewith
**	The Internal Revenue Service (“IRS”) has notified the Company by a letter dated April 24, 2014, that the Plan is qualified under the appropriate sections of the Internal Revenue Code. The Plan has been amended and restated since that letter was issued. However, counsel for the Plan has no reason to believe that those changes have adversely affected the validity of the determination letter.

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, as amended, General Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 27th day of July, 2018.

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Vice President, Chief Corporate, Securities
and Finance Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
*John L. Flannery	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 27, 2018
*Jamie S. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2018
*Jan R. Hauser	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 27, 2018
*Sébastien M. Bazin	Director	July 27, 2018
*W. Geoffrey Beattie	Director	July 27, 2018
*John J. Brennan	Director	July 27, 2018
*H. Lawrence Culp, Jr.	Director	July 27, 2018
*Francisco D’Souza	Director	July 27, 2018
*Edward P. Garden	Director	July 27, 2018
*Thomas W. Horton	Director	July 27, 2018
*Risa Lavizzo-Mourey	Director	July 27, 2018
*James J. Mulva	Director	July 27, 2018
*Leslie F. Seidman	Director	July 27, 2018
*James S. Tisch	Director	July 27, 2018
A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 27th day of July, 2018.

GE RETIREMENT SAVINGS PLAN

By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact